EXHIBIT 4.3


            U.S.B. HOLDING CO., INC., 2005 EMPLOYEE STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

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                  NAME OF OPTIONEE                        SOCIAL SECURITY NUMBER

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                                 STREET ADDRESS

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        CITY                               STATE                    ZIP CODE

This Stock Option Agreement is intended to set forth the terms and conditions on which a Stock Option has been granted under the U.S.B. Holding Co., Inc., 2005 Employee Stock Option Plan. Set forth below are the specific terms and conditions applicable to this Stock Option. Attached as Exhibit A are its general terms and conditions.

----------------------------------- ---------------- ------------------
           Option Grant                   (A)               (B)
=================================== ================ ==================
                       Grant Date:
----------------------------------- ---------------- ------------------
         Class of Optioned Shares*      Common
----------------------------------- ---------------- ------------------
           No. of Optioned Shares*
----------------------------------- ---------------- ------------------
         Exercise Price Per Share*
----------------------------------- ---------------- ------------------
         Option Type (ISO or NQSO)
----------------------------------- ---------------- ------------------
            VESTING
----------------------------------- ---------------- ------------------
                     Vesting Date*
----------------------------------- ---------------- ------------------
           Option Expiration Date*
----------------------------------- ---------------- ------------------

* SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND CONDITIONS.


By signing where indicated below, U.S.B. Holding Co., Inc. (the "Company") grants this Incentive Stock Option or Non-Qualified Stock Option upon the specified terms and conditions, and the Optionee acknowledges receipt of this Option, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

U.S.B. HOLDING CO, INC.                            OPTIONEE

By
   -------------------------------------------     -----------------------------
   NAME:   THOMAS E. HALES
   TITLE:  CHAIRMAN OF THE BOARD AND
           CHIEF EXECUTIVE OFFICER

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INSTRUCTIONS: This page should be completed by or on behalf of the Committee.
Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A


            U.S.B. HOLDING CO., INC., 2005 EMPLOYEE STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

                          GENERAL TERMS AND CONDITIONS

         SECTION 1. INCENTIVE STOCK OPTION. If the Option is designated as an ISO, the Company intends the Option evidenced hereby to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986 ("Code"). If the Option or any part of the Option does not qualify as an "incentive stock option" under the Plan or the Code, the Option or the part not qualifying shall be treated as a Non-Qualified Stock Option under the Code.

         SECTION 2. OPTION PERIOD. (a) Subject to section 2(b), the Optionee shall have the right to exercise an option, in whole or in part, at such time or times as the Committee shall determine as specified in this agreement and subject to the ending dates in this Section (the "Option Period"). The Committee may also, in its discretion, accelerate the exercisability of any option at any time. The Option Period commences on the Vesting Date, and ends on the earliest to occur of the following dates:

                           (i) the close of business on the last day of the
                  three (3) months after the Optionee's termination of service (including retirement) for reasons other than death, disability, voluntary resignation or a termination for cause;

                           (ii) the close of business on the last day one year
                  after the Optionee's termination of service for reasons of death or twelve months after termination service for reasons of disability;

                           (iii) the date and time of termination for cause or
                  voluntary resignation (excluding retirement); or

                           (iv) the last day of the ten-year period commencing
                  on the date on which the Option was granted.

                  (b) If the Option is designated as an ISO, the favorable tax treatment applicable to incentive stock options may not apply if it is exercisable more than three months after your termination of employment for reasons other than total and permanent disability (within this meaning of section 22(e)(3) of the Code) or more than one year after your termination of employment due to total and permanent disability.

(c) Upon the termination of the Optionee's service with the Company other than for reasons of death or disability, any Option granted hereunder whose Earliest Exercise Date has not occurred is deemed forfeited, unless the Committee, in its sole discretion, deems otherwise. In the event of death or disability, and in the event of a Change in Control, any unvested Options evidenced by this Agreement that have not previously vested will immediately vest.

         SECTION 3. EXERCISE PRICE. During the Option Period, and after the applicable Earliest Exercise Date, the Optionee shall have the right to purchase all or any portion of the optioned Common Stock at the Exercise Price per Share.

         SECTION 4. METHOD OF EXERCISE. The Optionee may, at any time during the Option Period provided by section 2, exercise his right to purchase all or any part of the optioned Common Stock then available for purchase; PROVIDED, HOWEVER, that a minimum number of shares of optioned Common Stock which may be purchased may be designated by the Committee in its sole discretion. The Optionee shall exercise such right by:

                  (a) giving written notice to the U.S.B. Holding Co. in the form attached hereto as Appendix A; and

                  (b) delivering to the Committee full payment of the Exercise Price for the optioned Common Stock to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of Section 4 of this Agreement have been satisfied. Payment for the shares issuable upon exercise of the option shall be made in full in cash, personal check, or by certified check or by tendering (either physically or by a constructive delivery method acceptable to the Committee) shares owned by the Optionee for a period of more than six months (valued at fair market value on the date of exercise). If this Option is designated as an ISO, each Optionee who receives Stock upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Stock prior to the expiration of any applicable holding period for the Incentive Stock Options prescribed by the Code.

         SECTION 5. DELIVERY AND REGISTRATION OF OPTIONED SHARES. As soon as reasonably practicable following the date on which the Optionee has satisfied the requirements of section 4, a certificate representing the shares purchased, registered in the name of the Optionee, shall be delivered to the Optionee or book entry shares shall be delivered for the account of the optionee in accordance with such instructions as the Optionee may provide. The Optionee shall have no right to vote or to receive dividends, nor have any other rights with respect to optioned Common Stock, prior to the date as of which such optioned Common Stock is transferred to the Optionee on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected. The obligation of the Company to deliver Common Stock under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such Common Stock is to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Common Stock or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Common Stock under this Agreement prior to (a) the admission of such Common Stock to listing on any stock exchange on which Common Stock may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Committee shall determine to be necessary or advisable.

         SECTION 6. ADJUSTMENTS IN THE EVENT OF REORGANIZATION. Unless otherwise determined by the Committee, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option to be solely common stock of the successor corporation or its parent equal in fair market value to the per Share consideration received by holders of Stock in the merger or sale of assets.

         In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of Shares without the receipt of consideration by the Company, or other similar event (including a spinoff transaction) the number of Shares covered by each outstanding Option, and its exercise price, shall be proportionately adjusted in such manner as the Committee may determine to be necessary to prevent the enlargement or diminution of rights.

         SECTION 7. NO RIGHT TO CONTINUED SERVICE. Nothing in this Agreement nor any action of the Board or Committee with respect to this Agreement shall be held or construed to confer upon the Optionee any right to a continuation of service by the Company. The Optionee may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

         SECTION 8. TAXES. Where any person is entitled to receive shares pursuant to the exercise of the Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares to cover the amount required to be withheld.

         SECTION 9. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a) If to the Committee:

                      U.S.B. Holding Co., Inc.
                      100 Dutch Hill Road,
                      Orangeburg, New York 10962

                      Attention:  CHIEF FINANCIAL OFFICER - STOCK OPTION PLANS

                  (b) If to the Optionee, to the Optionee's address as shown in the Company's personnel records.

         SECTION 10. RESTRICTIONS ON TRANSFER. No Option granted hereunder may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised by an Optionee only during his or her lifetime, or following his or her death pursuant to Article 12 of the Plan. To name a Beneficiary who may exercise your Options following your death, complete the attached Appendix B and file it with the Corporate Secretary of U.S.B. Holding Co., Inc.

         Notwithstanding the foregoing, the Committee may permit the person to whom an Option is initially granted to transfer a vested Non-Qualified Stock Option, in whole or in part, to the lineal ascendants and lineal descendants of such person or his spouse, or any one or more of them, or to an entity wholly owned by, including, but not limited to, a trust the exclusive beneficiaries of which are one or more of the lineal ascendents and lineal descendants of such person or his spouse, or wholly owned jointly by one or more of them and such person. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have with respect to such Non-Qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the transferor. If a privilege of the Option depends on the life, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend upon the life, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

         SECTION 11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Optionee and their respective heirs, successors and assigns.

         SECTION 12. CONSTRUCTION OF LANGUAGE. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

         SECTION 13. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts entered into and to be performed within the State of New York by parties each of whom is a New York State resident. The federal and state courts located in the Counties of Rockland, Orange, Westchester, or New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan or in relation to any action taken or omitted under the Plan or any Option granted under the Plan. By accepting any Option granted under this Plan, the Optionee, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

         SECTION 14. AMENDMENT. The Board may suspend, terminate, modify or amend the Plan, in whole or in part, provided that any amendment that would (i) materially increase the aggregate number of Shares which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan or (iii) reduce the exercise price of Options previously granted under the Plan shall be subject to the approval of the Company's stockholders, except that any such increase, modification or reduction that may result from adjustments authorized by Article 13 does not require such approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Optionee to whom an award shall theretofore have been granted, adversely affect the rights of such Optionee under such award.

         SECTION 15. PLAN PROVISIONS CONTROL. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

                                                                      APPENDIX A

            U.S.B. HOLDING CO., INC., 2005 EMPLOYEE STOCK OPTION PLAN
                       NOTICE OF EXERCISE OF STOCK OPTION

USE THIS NOTICE TO INFORM THE COMMITTEE ADMINISTERING THE U.S.B. HOLDING CO., INC., 2005 EMPLOYEE STOCK OPTION PLAN ("PLAN") THAT YOU ARE EXERCISING YOUR RIGHT TO PURCHASE SHARES OF COMMON STOCK ("SHARES") OF U.S.B. HOLDING CO., INC. ("USB") PURSUANT TO AN OPTION ("OPTION") GRANTED UNDER THE PLAN. IF YOU ARE NOT THE PERSON TO WHOM THE OPTION WAS GRANTED ("OPTION RECIPIENT"), YOU MUST ATTACH TO THIS NOTICE PROOF OF YOUR RIGHT TO EXERCISE THE OPTION GRANTED UNDER THE STOCK OPTION AGREEMENT ENTERED INTO BETWEEN USB AND THE OPTION RECIPIENT ("AGREEMENT"). THIS NOTICE SHOULD BE PERSONALLY DELIVERED OR MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO: U.S.B. HOLDING CO., INC., 100 DUTCH HILL ROAD, ORANGEBURG, NEW YORK 10962, ATTENTION: CHIEF FINANCIAL OFFICER - STOCK OPTION PLANS. THE EFFECTIVE DATE OF THE EXERCISE OF THE OPTION SHALL BE THE EARLIEST DATE REASONABLY PRACTICABLE FOLLOWING THE DATE THIS NOTICE IS RECEIVED BY USB ("EFFECTIVE DATE"). EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY HEREIN, CAPITALIZED TERMS SHALL HAVE THE MEANINGS ASSIGNED TO THEM UNDER THE PLAN. THIS NOTICE IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE PLAN AND THE AGREEMENT.

OPTION INFORMATION - IDENTIFY BELOW THE OPTION THAT YOU ARE EXERCISING BY PROVIDING THE FOLLOWING INFORMATION FROM THE STOCK OPTION AGREEMENT.

NAME OF OPTIONEE: ______________________________________________

OPTION GRANT DATE:_______________, ______  EXERCISE PRICE PER SHARE: $_______.__
                  (MONTH AND DAY)  (YEAR)


EXERCISE PRICE - COMPUTE THE EXERCISE PRICE BELOW AND SELECT A METHOD OF
                 PAYMENT.

      TOTAL EXERCISE PRICE ________________  x $___________.__ = $______________
                           (No. of Shares)     (Exercise Price)   Total Exercise
                                                                  Price

      METHOD OF PAYMENT

       |_|    I enclose a certified check, money order, or bank    $____________
              draft payable to the order of U.S.B. Holding Co., Inc. in the amount of

       |_|    I enclose Shares* duly endorsed for transfer to      $____________
              U.S.B. Holding Co., Inc. with all stamps attached and having a fair market value of

       |_|    I authorize the transfer of ______________ shares*   $____________
              of U.S.B. Holding Co., Inc. from my account at ____________, account number ____________ to pay for this exercise with a fair market value of

* - Shares must be owned for a period of at least six months.

ISSUANCE OF CERTIFICATES

         I hereby direct that the stock certificates representing the Shares purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:

              NAME AND ADDRESS                SOCIAL SECURITY NO.   NO OF SHARES

                                                     -    -
--------------------------------------------  ------- ---- -------  ------------

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                                                     -    -
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                                     PAGE 1

WITHHOLDING ELECTIONS - FOR EMPLOYEE OPTION RECIPIENTS WITH NON-QUALIFIED STOCK OPTIONS ONLY. BENEFICIARIES AND OUTSIDE DIRECTORS SHOULD NOT COMPLETE.

         I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice, but that I may request USB to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:

                  |_| With a certified or bank check that I will deliver to the Administrator on the day after the Effective Date of my Option exercise

                  |_| With shares, previously owned for a period of at least six months, duly endorsed for transfer to U.S.B. Holding Co., Inc.

                  |_| Retain shares that would otherwise be distributed to me.

I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me.

I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.


COMPLIANCE WITH TAX AND SECURITIES LAWS

 S   H   I understand that I must rely on, and consult with, my own tax and legal counsel (and not U.S.B. Holding Co., Inc.) regarding the
 I   E   application of all laws -- particularly tax and securities laws -- to the transactions to be effected pursuant to my Option and this Notice.
 G   R   I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the sale (including a sale
 N   E   pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

         ---------------------------------------------------   -----------------
                              Signature                               Date

         -----------------------------------------------------------------------
                                     Address


                                INTERNAL USE ONLY

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CHIEF FINANCIAL OFFICER - STOCK OPTION PLANS



RECEIVED - DATE______________       BY HAND__________              BY MAIL POST

MARKED__________________________



BY____________________________________                        __________________
         AUTHORIZED SIGNATURE                                        DATE

                                                                      APPENDIX B

            U.S.B. HOLDING CO., INC., 2005 EMPLOYEE STOCK OPTION PLAN
                          BENEFICIARY DESIGNATION FORM

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GENERAL         USE THIS FORM TO DESIGNATE THE BENEFICIARY(IES) WHO MAY EXERCISE
INFORMATION     OPTIONS OUTSTANDING TO YOU AT THE TIME OF YOUR DEATH.

Name of Person
Making Designation ______________________ Social Security Number ____--___--____

BENEFICIARY       COMPLETE SECTIONS A AND B. IF NO PERCENTAGE SHARES ARE
DESIGNATION       SPECIFIED, EACH BENEFICIARY IN THE SAME CLASS (PRIMARY OR
                  CONTINGENT) SHALL HAVE AN EQUAL SHARE. IF ANY DESIGNATED
                  BENEFICIARY PREDECEASES YOU, THE SHARES OF EACH REMAINING
                  BENEFICIARY IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL BE
                  INCREASED PROPORTIONATELY.

A PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

          NAME                ADDRESS         RELATIONSHIP  BIRTHDATE   SHARE

________________________ ___________________  ____________  _________  ______%
                         ___________________
________________________ ___________________  ____________  _________  ______%
                         ___________________
________________________ ___________________  ____________  _________  ______%
                         ___________________                      Total = 100%

B CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding
Options:
          NAME                ADDRESS         RELATIONSHIP  BIRTHDATE   SHARE

________________________ ___________________  ____________  _________  ______%
                         ___________________
________________________ ___________________  ____________  _________  ______%
                         ___________________
________________________ ___________________  ____________  _________  ______%
                         ___________________                      Total = 100%

 S   H   I understand that this Beneficiary Designation shall be effective only
 I   E   if properly completed and received by the Corporate Secretary of U.S.B.
 G   R   Holding Co., Inc. prior to my death, and that it is subject to all of
 N   E   the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Options.

         ---------------------------------------------------  ------------------
                            YOUR SIGNATURE                           DATE

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--------------------------------INTERNAL USE ONLY-------------------------------

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This Beneficiary  Designation was received                Comments
by the Corporate Secretary of U.S.B. Holding
Co., Inc. on the date indicated.


By
   --------------------------   -----------
      AUTHORIZED SIGNATURE         DATE
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